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As filed with the Securities and Exchange Commission on April 28, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENOCO, INC.
and certain subsidiaries identified in the "Table of Additional Registrants" below
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0323555 (I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS"
ON THE FOLLOWING PAGE)

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
(303) 626-8300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Timothy Marquez
Chairman and Chief Executive Officer
370 17th Street, Suite 3900
Denver, Colorado 80202-1370
(303) 626-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John Elofson
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Primary Offering(1)(2):
Common Stock Debt Securities Preferred Stock Warrants

Guarantees of Co-Registrants(3)	NA	NA	NA	NA

Total Primary Offering(4)	$500,000,000		$500,000,000	$35,650(5)

Secondary Offering(6):
Common Stock(2)	2,500,000	$15.74(7)	$39,350,000(7)	$2,805.66

Total			$539,350,000	$25,170.22(8)

(1)
Venoco, Inc. may offer and sell from time to time common stock, debt securities, preferred stock and warrants. Subject to note 4 below, the amount of the primary offering includes securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, debt securities, preferred stock and warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of securities as may become issuable as a result of any stock split, stock dividend or similar event.

(3)
The guarantees will be of debt securities and will be issued by one or more of the co-registrants identified in the "Table of Co-Registrants" below, each of which is a wholly-owned direct or indirect subsidiary of Venoco, Inc., and will be issued without additional consideration. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is required for the guarantees.

(4)
The amount shown represents the initial offering price of all securities to be sold by Venoco, Inc. (or the principal amount of debt securities issued without original issue discount) up to an aggregate public offering price not to exceed $500,000,000 or the equivalent thereof in foreign currencies. Information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price for each class of securities to be registered is not included, in reliance on General Instruction II.D. of Form S-3.

(5)
Pursuant to Rule 457(o) under the Securities Act, the registration fee for the primary offering has been calculated on the basis of the maximum aggregate offering price.

(6)
The selling stockholder may offer and sell from time to time up to an aggregate of 2,500,000 shares of common stock of Venoco, Inc.

(7)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock on the New York Stock Exchange on April 26, 2010.

(8)
Venoco, Inc. previously filed a Registration Statement on Form S-1 (Registration No. 333-130478) with the Securities and Exchange Commission (the "SEC") on December 20, 2005 (as modified by pre-effective amendments, the last of which was filed on November 16, 2006, the "Prior Form S-1"). A filing fee of $20,124 was paid in connection with $188,070,500 of common stock that was not sold under the Prior Form S-1. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the $20,124 filing fee for such unsold common stock under the Prior Form S-1 may be used to offset future filing fees. Venoco, Inc. used (i) $16,849 of such excess to offset filing fees due in connection with a Registration Statement on Form S-3 (Registration No. 333-143254) filed with the Commission on May 25, 2007 (the "Prior Form S-3"). Pursuant to Rule 415(a)(6) and Rule 457(p), $13,285.44, the unused portion of the $16,849 applied to the Prior Form S-3, shall be used to offset the filing fee of this replacement Registration Statement on Form S-3, resulting in a filing fee due for this Form S-3 in the amount of $25,170.22.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

        The following direct or indirect subsidiaries of Venoco, Inc. may guarantee the debt securities issued hereunder and are co-registrants under this Registration Statement.

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Whittier Pipeline Corporation	1311	77-0449051	Delaware
TexCal Energy (LP) LLC	1311	74-3130806	Delaware
TexCal Energy (GP) LLC	1311	74-3130808	Delaware
TexCal Energy South Texas L.P.	1311	74-3130812	Texas

        Address, including zip code, and telephone number, including area code, of each co-registrant's principal executive offices: 370 Seventeenth Street, Suite 3900; Denver, Colorado 80202-1370; telephone: 303-626-8300.

        Name, address, including zip code, and telephone number, including area code, of each co-registrant's agent for service: Timothy Marquez; Chief Executive Officer; 370 Seventeenth Street, Suite 3900; Denver, Colorado 80202-1370; telephone: 303-626-8300.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and neither we nor any selling stockholder is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 28, 2010

PROSPECTUS

$500,000,000

COMMON STOCK PREFERRED STOCK	DEBT SECURITIES GUARANTEES WARRANTS

2,500,000

SHARES OF COMMON STOCK

        We may offer and sell from time to time common stock, debt securities (which may or may not be guaranteed by one or more of our subsidiaries), preferred stock and warrants to purchase common stock or preferred stock, in one or more transactions, with a maximum aggregate offering price of $500,000,000. We may also offer and sell from time to time, in one or more transactions, up to the maximum aggregate offering price, such securities as may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock or warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

        The selling stockholder, a family trust affiliated with our Chief Executive Officer, may offer and sell from time to time up to an aggregate of 2,500,000 shares of common stock owned by it. We will not receive any proceeds from sales of common stock by the selling stockholder.

        This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in "Where You Can Find More Information" and "Information Incorporated by Reference," before you invest in our securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "VQ."

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 6.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2010.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process on Form S-3. See "Where You Can Find More Information" and "Information Incorporated By Reference." Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000, and the selling stockholder may sell up to 2,500,000 shares of our common stock in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in "Where You Can Find More Information" and "Information Incorporated by Reference" before you invest.

        You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Except as otherwise indicated or where the context otherwise requires, the terms "Venoco," "we," "our," "ours" and "us" as used in this prospectus refer to Venoco, Inc. and its subsidiaries collectively.

THE COMPANY

        We are an independent energy company primarily engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. Our principal properties are located offshore and onshore southern California and onshore in California's Sacramento Basin. We are one of the largest independent oil and natural gas companies in California based on production volumes. According to a reserve report prepared by DeGolyer & MacNaughton, we had proved reserves of approximately 98.3 MMBOE as of December 31, 2009, based on assumed prices of $61.04 per Bbl for oil and $3.87 per MMBtu for natural gas. As of that date, 53% of our proved reserves were oil and 51% were proved developed.

        We maintain our principal executive offices at 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900, and our telephone number is (303) 626-8300. Our website can be found at www.venocoinc.com. The information on our website is not a part of this prospectus.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in any applicable prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or any Current Reports on Form 8-K that may be filed from time to time, all of which are incorporated by reference into this prospectus. Also, please read "Cautionary Statement Regarding Forward-Looking Statements."

        Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks not known to us or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, contains or may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words "anticipate," "intend," "believe," "estimate," "project," "expect," "plan," "should," "could" or similar expressions are intended to identify such statements. Forward-looking statements relate to, among other things:

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  our future financial position, including cash flow and anticipated liquidity;

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  amounts and nature of future capital expenditures;

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  acquisitions and other business opportunities, including those relating to the proposed lease extension and pipeline projects in the South Ellwood field and our onshore Monterey shale development project;

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  our ability to raise capital through debt or equity offerings, borrowings under our revolving credit facility or other transactions, including lenders' willingness and ability to fund amounts under the revolving credit facility and our ability to comply with covenants set forth in the revolving credit agreement;

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  operating costs and other expenses;

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  wells to be drilled, reworked or recompleted and the results of those activities;

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  oil and natural gas prices and demand;

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  exploitation, development and exploration prospects;

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  the amount and timing of expenses relating to asset retirement obligations;

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  the ability and willingness of counterparties to our commodity derivative contracts to perform their obligations;

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  expiration of oil and natural gas leases that are not held by production;

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  declines in the values of our natural gas and oil properties that may result in write-downs;

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  estimates of proved oil and natural gas reserves;

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  reserve potential;

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  development and infill drilling potential;

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  expansion and other development trends in the oil and natural gas industry;

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  business strategy;

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  future production of oil and natural gas;

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  transportation of the oil and natural gas we produce;

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  planned or possible asset sales or dispositions (and the use of proceeds from any such sale); and

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  expansion and growth of our business and operations.

        The expectations reflected in such forward-looking statements may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading "Risk Factors" in documents incorporated in this prospectus by reference and may be so included in any prospectus supplement or free writing prospectus, including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date made. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

        Factors that could cause actual results to differ materially from our expectations include, among others, such things as:

  •
  changes in oil and natural gas prices, including reductions in prices that would adversely affect our revenues, income, cash flow from operations, liquidity and reserves;

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  adverse conditions in global credit markets and in economic conditions generally;

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  risks related to our level of indebtedness;

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  our ability to replace oil and natural gas reserves;

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  risks arising out of our hedging transactions;

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  our inability to access oil and natural gas markets due to operational impediments;

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  uninsured or underinsured losses in, or operational problems affecting, our oil and natural gas operations;

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  inaccuracy in reserve estimates and expected production rates;

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  exploitation, development and exploration results, including from enhanced recovery activities;

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  our ability to manage expenses, including expenses associated with asset retirement obligations;

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  a lack of available capital and financing, including as a result of a reduction in the borrowing base under our revolving credit facility;

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  the potential unavailability of drilling rigs and other field equipment and services;

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  the existence of unanticipated liabilities or problems relating to acquired businesses or properties;

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  difficulties involved in the integration of operations we have acquired or may acquire in the future;

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  factors affecting the nature and timing of our capital expenditures;

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  the impact and costs related to compliance with or changes in laws or regulations governing our oil and natural gas operations;

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  changes in applicable laws;

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  delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;

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  environmental liabilities;

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  loss of senior management or technical personnel;

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  acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

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  risk factors discussed in any prospectus supplement or free writing prospectus, or in any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus; and

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  other factors, many of which are beyond our control.

        Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

USE OF PROCEEDS

        Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for (i) exploration, exploitation and development of our properties, (ii) acquisition of oil and gas properties or of companies that own oil and gas properties, (iii) payment or reduction of outstanding indebtedness or (iv) other general corporate purposes.

        We will not receive any proceeds from sales of common stock by the selling stockholder.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges is as follows for the periods indicated:

Year Ended December 31,
2005	2006	2007		2008		2009
2.6X	1.7X	—	(1)	—	(1)	—	(1)

(1)
For the years ended December 31, 2007, 2008 and 2009, earnings were inadequate to cover fixed charges by approximately $119.6 million, $379.9 million and $61.7 million, respectively.

        We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income before income taxes and cumulative change in accounting principle, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

SELLING STOCKHOLDER

        The selling stockholder is the Marquez Trust, a family trust the trustees of which are Timothy Marquez, our Chairman and CEO, and his wife, Bernadette Marquez. As of April 20, 2010, the Marquez Trust owned 29,058,942 shares of our common stock, representing approximately 55% of our outstanding common stock as of that date. We entered into a registration rights agreement with the Marquez Trust dated August 25, 2006, as amended, pursuant to which the trust has the right to, among other things, include some or all of its shares in registration statements we file subject to certain conditions. The registration statement of which this prospectus is a part is being filed by us and the trust has exercised its right to include a portion of its shares in the registration statement.

        The selling stockholder may sell all, some or none of the shares being registered pursuant to this prospectus and any relevant prospectus supplement.

        In addition to the shares described above, as of April 20, 2010, Timothy Marquez also owned 859,517 shares of restricted stock granted pursuant to our 2005 stock incentive plan that are subject to future vesting requirements. Timothy Marquez will not in his personal capacity sell securities pursuant to this prospectus or any related prospectus supplement.

PLAN OF DISTRIBUTION

        We and the selling stockholder may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we and the selling stockholder may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We and the selling stockholder may also use a combination of any of the foregoing methods of sale. We and the selling stockholder may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We and the selling stockholder may offer securities in the same offering or in separate offerings. Any offers and sales of debt securities by us may include related offers and sales of guarantees by one or more of our subsidiaries.

        From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us or the selling stockholder may also purchase securities and re-offer them to the public by one or more of the methods described above.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

        With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Primary Offering

        The issuer will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

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  the name or names of underwriters, dealers or agents;

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  the purchase price of the securities and the proceeds the issuer will receive from the sale;

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  any underwriting discounts, commissions, and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any commissions paid to agents;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

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  underwritten offerings;

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  block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

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  any other method permitted pursuant to applicable law.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

        The issuer may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

        If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        The issuer may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers and agents may be entitled under agreements which may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.

        In addition, the issuer may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

        To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.

        Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. The issuer cannot guarantee the liquidity of the trading markets for any securities.

Secondary Offering

        The selling stockholder may offer and sell shares of our common stock from time to time with this prospectus. We will not receive any of the proceeds of the sales of these shares.

        The selling stockholder may offer and sell shares with this prospectus directly to purchasers. The selling stockholder may donate, pledge or otherwise transfer in a non-sale related transaction its shares to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

        The selling stockholder may from time to time offer shares through brokers, dealers, agents or underwriters. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholder (and, if they act as agent for the purchaser of the shares, from that purchaser). Any brokerage commissions, underwriting discounts and similar selling expenses attributable to the sale of shares covered by this prospectus by the selling stockholder will be borne by it. We have agreed to bear the other costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        Any brokers, dealers or agents who participate in the distribution of the shares by the selling stockholder may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent may be deemed underwriting discounts and commissions under the Securities Act.

        A prospectus supplement or document incorporated by reference may be filed to disclose additional information with respect to any sale or other distribution of the shares.

        The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale.

        The shares may be sold according to any one or more of the methods described above. In addition, subject to compliance with applicable law and company policy, the selling stockholder may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the selling stockholder may write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus. The selling stockholder may offer and sell the shares under any other method permitted by applicable law.

        If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, disclosing the material terms and conditions of these arrangements.

        The selling stockholder may also sell its shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

        The selling stockholder may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of debt securities that we may issue in the future. When we offer to sell a particular debt security, we will describe the specific terms of such debt security in the relevant prospectus supplement.

        The debt securities offered by this prospectus will be issued under one or more separate indentures between us and a trustee that we will identify in a prospectus supplement relating to the particular debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the relevant prospectus supplement will supersede the terms described in this prospectus. Any such indenture will be qualified under, subject to and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act. The debt securities will be either senior or subordinated debt. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement, which may amend or replace the forms of indenture. In the event such supplemental indenture conflicts with the forms of indenture, the terms of the supplemental indenture will control. The form of senior note indenture and the form of subordinated note indenture, as supplemented by any relevant supplemental indenture, are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures."

        We have summarized selected provisions of the indentures and the debt securities below. This summary does not restate those agreements in their entirety. This summary is not complete and is qualified in its entirety by reference to the indentures. You should carefully read the summary below, the relevant prospectus supplement and the provisions of the applicable indenture that may be important to you before investing in our debt securities. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities. For purposes of this summary, the terms "we," "our," "ours" and "us" refer only to Venoco and not to any of our subsidiaries.

        The debt securities may be guaranteed by certain of our subsidiaries. We may issue debt securities at any time and from time to time in one or more series under the indentures. The indentures may give us the ability to reopen a series of debt securities and issue additional debt securities of the same series. The indentures do not limit the amount of debt securities or other unsecured debt which we or our subsidiaries may issue.

General

        The senior debt securities will rank equally with all of our other senior debt. The subordinated debt securities will be subordinated and junior to all senior indebtedness. The debt securities may be secured or unsecured.

        The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement and a supplemental indenture relating to the particular series of debt securities being offered will include specific terms relating to the offering and the securities. These terms may include:

  •
  the title and form of the debt securities, including the form of the certificate of authentication for such debt securities;

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  the aggregate principal amount of the debt securities being offered, and any limit on the amount that may be issued;

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  the date or dates, or the method of determining the dates, on which the debt securities will mature;

  •
  the interest rate or rates of the debt securities, or the method of determining those rates, the date interest will begin to accrue, the interest payment dates, the place(s) of payment and the regular record dates;

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  whether the debt securities are secured or unsecured and, if secured, by which assets and the terms of the security interest;

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  our right, if any, to extend the interest payment periods and the duration of such extension, or to reopen a series of debt securities and issue additional debt securities of the same series;

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  the terms of subordination of any series of subordinated debt;

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  the period or periods within which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture restricts our ability or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell, assign or otherwise dispose of assets;

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  enter into sale/leaseback transactions;

    •
    engage in transactions with stockholders or affiliates;

    •
    issue or sell stock of our subsidiaries; or

    •
    effect a consolidation or merger;

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  whether the indenture requires us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities including provisions relating to original discount securities, if offered;

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  whether the debt securities will be convertible or exchangeable into or for common stock or preferred stock and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

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  information describing any book-entry features;

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  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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  the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations;

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  the method of determining the amount of any payments on the debt securities which are linked to an index;

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  whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form and who the depositary will be;

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  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

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  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

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  any terms relating to modification of the terms of the debt securities or rights of the holders of such debt securities;

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  whether the securities will be guaranteed by any of our subsidiaries, including the identity of the subsidiaries and the terms of any subordination of such guarantee;

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  any other specific terms of the debt securities.

        Unless otherwise specified in the relevant prospectus supplement, (i) the debt securities will be registered debt securities and (ii) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000. Debt securities may bear legends required by United States federal tax law and regulations.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Subordination

        Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, whether existing at the date of the subordinated indenture or subsequently incurred. The subordinated indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made in the event:

  •
  of any insolvency, bankruptcy or similar proceeding involving us or our property; or

  •
  we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

        The subordinated indenture does not limit the amount of senior debt that we may incur.

        Unless we state otherwise in a prospectus supplement, "senior debt" will be defined in the subordinated indenture to include all notes or other evidences of indebtedness, including guarantees given by us, for money borrowed by us, including principal of and any interest or premium on such amounts, whether incurred on, before or after the date of the subordinated indenture, that is not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency we maintain for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

        In the event of any redemption in part of any class or series of debt securities, we will not be required to:

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  issue, register the transfer of, or exchange, debt securities of any series during the 15 days immediately preceding:

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  the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered debt securities, or

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  the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer debt securities and such publication is made;

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  register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

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  exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

        We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts.

Payment and Paying Agent

        Unless we otherwise indicate in the relevant prospectus supplement, we will make payment of the interest on any debt securities on any fully registered interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest and on any bearer debt securities, upon presentation at the office of the designated paying agent.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the relevant prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Consolidation, Merger, Sale or Conveyance

        We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company's properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

        The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provision for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale. A prospectus supplement and supplemental indenture will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Global Securities

        The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"). A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms.

        A global security may not be transferred to or registered in the name of anyone other than DTC or its nominee, unless special termination situations arise. As a result of these arrangements, DTC, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Therefore, an investor whose security is represented by a global security will not be the registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

        Bearer Securities.    The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

        U.S. Book-Entry Securities.    Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with DTC, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

        Ownership of U.S. book-entry debt securities will be limited to participants or persons that have accounts with DTC, or persons that may hold interests through those participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee for the definitive global debt security or by participants or persons that hold through participants.

        So long as DTC or its nominee is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to DTC or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

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  will not be entitled to have the debt securities registered in their names;

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  will not be entitled to receive physical delivery of the debt securities in definitive form; and

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  will not be considered the owners or holders of the debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

        DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us as follows:

  •
  DTC is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

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  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

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  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        If DTC is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or Government Obligations (as defined in the indenture) to pay all the principal, interest and premium, if any, due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied.

        Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

  •
  maintain and apply money in the defeasance trust;

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  register the transfer or exchange of the debt securities;

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  replace mutilated, destroyed, lost or stolen debt securities, if applicable; and

  •
  maintain a registrar and paying agent in respect of the debt securities.

        The indenture also permits us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, which through the payment of principal, interest and premium, if any, under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or on a change in law or regulation occurring after the date of the indenture.

Events of Default, Notice and Waiver

        The indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

  •
  failure to pay interest on any debt security of the class or series for 90 days;

  •
  failure to pay the principal of or any premium on any debt securities of the class or series when due;

  •
  failure to observe or perform any other covenant contained in the debt securities or the indentures, and the failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

  •
  occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture; or

  •
  any other event of default included in the relevant indenture or supplemental indenture.

        An event of default for a particular class or series of debt securities will not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

        In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture, as long as (a) we or our guarantors have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest then due, and (b) all other defaults have been remedied or waived.

        The indenture requires the trustee, within 90 days after the occurrence of an event of default known to it with respect to any outstanding class or series of debt securities, to give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event, act or condition that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

        Other than the duty to act with the required standard of care during an event of default, a trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any class or series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any class or series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

        We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other changes which do not adversely affect the holders in any material respect.

        We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. The indentures provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or rate of interest on any debt security;

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or

  •
  release any guarantor from any of its obligations under its guarantee or the indenture.

Replacement of Securities

        We will replace debt securities that have been mutilated at the expense of the holder upon surrender of the mutilated debt security to the trustee, where applicable. We will replace debt securities that become destroyed, stolen, or lost at the expense of the holder upon delivery to the trustee of evidence of its destruction, loss, or theft satisfactory to us and the trustee. In the case of a destroyed, lost, or stolen debt security, the holder of the debt security may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the state of New York, except to the extent the Trust Indenture Act applies.

Notices

        In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in other cities as may be specified in the bearer debt securities and will be mailed to those persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of the notice. Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

        Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Concerning the Trustees

        We may from time to time maintain lines of credit, and have other customary banking relationships, with any trustee.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the relevant prospectus supplement. The conversion or exchange may be mandatory, at a noteholder's option, or at our option. The relevant prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets a noteholder would receive would be issued or delivered.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of:

  •
  200 million shares of common stock, par value $.01 per share, of which 54,450,860 shares were issued and outstanding as of March 31, 2010; and

  •
  20 million shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding as of March 31, 2010.

        The rights of our stockholders will be governed by Delaware law, our amended and restated certificate of incorporation and our bylaws. The following is a summary of the material terms of our capital stock and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, each of which is incorporated by reference in this prospectus.

Common Stock

        Dividend and Liquidation Rights.    Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law (the "DGCL") also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Our existing debt agreements currently prohibit us from paying dividends on our common stock.

        In the event of our liquidation, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

        The right of holders of our common stock to receive dividends and distributions upon liquidation will be subject to the satisfaction of any applicable preference granted to the holders of any preferred stock that may then be outstanding.

        Voting and Other Rights.    Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The affirmative vote of at least 66 2/3% of our outstanding voting stock will be required to amend or repeal provisions of our certificate of incorporation relating to the number and classification of our directors, indemnification of officers and directors and certain other matters.

        No Preemptive, Conversion or Redemption Rights.    The common stock has no preemptive, conversion or exchange rights and is not subject to further calls or assessment by us. There are no redemption, retraction, purchase for cancellation or sinking fund provisions applicable to the common stock, nor are there any provisions discriminating against any existing or prospective holder of common stock as a result of such holder owning a substantial amount of common stock. There are no restrictions on alienability of the common stock subject to this registration statement.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. With respect to any series of preferred stock, our board of directors is authorized to determine the terms and rights of that series, including:

  •
  the designation of the series and the number of shares to constitute the series;

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  the dividend rate of the series, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of stock, and whether such dividends will be cumulative or noncumulative;

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  whether the shares of the series will be subject to redemption by us and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

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  the extent, if any, to which holders of shares of the series will have preemptive rights;

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  the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

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  whether or not the shares of the series will be convertible into or exchangeable for shares of any other class or classes of stock, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

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  the extent, if any, to which the holders of shares of the series will be entitled to vote with respect to the election of directors or otherwise;

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  the restrictions, if any, on the issue or reissue of any additional shares of preferred stock of that series;

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  the rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation;

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  any restriction on alienability of shares of the series, or any provision discriminating against any existing or prospective holder of such shares as a result of such holder owning a substantial amount of shares of such series; and

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  any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments.

        We could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. We will make any determination to issue preferred stock based on our judgment as to the best interests of our company and our stockholders. In so acting, we could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their common stock over the then-current market price of the common stock.

Authorized but Unissued Capital Stock

        Delaware law generally does not require stockholder approval for any issuance of authorized shares. However, the rules of the New York Stock Exchange generally require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. Additional shares may be issued for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at a premium to prevailing market prices.

Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders' shares.

        Special Stockholders' Meetings.    Our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the CEO or, upon the written request of a majority of the board of directors, any of our officers.

        Classified Board of Directors.    Our certificate of incorporation provides that our board of directors is to be divided into three classes, designated as Class I, Class II and Class III. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting will be elected for a three-year term.

        Board Vacancies to be Filled by Remaining Directors and Not Stockholders.    Our certificate of incorporation provides that any vacancies on our board will be filled by the affirmative vote of the majority of the remaining directors, even if such directors constitute less than a quorum. No such vacancy will be filled by our stockholders.

        Requirements for Advance Notification of Stockholder Proposals and Director Nominations.    Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These provisions may preclude stockholders from bringing matters before a stockholders' meeting or from making nominations for directors at a stockholders' meeting.

        Action by Written Consent.    Under our certificate of incorporation, stockholders may take action by written consent only if the action is first approved by our board of directors.

        No Cumulative Voting.    Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Delaware Anti-Takeover Law

        Our company is a Delaware corporation subject to the provisions of Section 203 of the DGCL, an anti-takeover law. Generally, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless:

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  prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the stockholder. For purposes of Section 203, an "interested stockholder" is defined to include any person that is:

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  the owner of 15% or more of the outstanding voting stock of a corporation;

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  an affiliate or associate of a corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

  •
  an affiliate or associate of the persons described above.

        We anticipate that the provisions of Section 203 may encourage parties interested in acquiring us to negotiate in advance with our board because the 66 2/3% stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Neither the Marquez Trust nor its trustees, Timothy and Bernadette Marquez, will be deemed to be an interested stockholder for the purposes of Section 203.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

DESCRIPTION OF WARRANTS

        We may issue warrants independently or together with preferred stock, common stock or debt securities and may attach warrants to any offered securities. Each class or series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of warrants for the complete terms of the warrant agreement.

        The relevant prospectus supplement will describe the terms of any warrants offered, including but not limited to the following:

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  the number of warrants offered;

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  the offering price for the warrants;

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  the currency or currencies in which the prices of the warrants may be payable;

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  the aggregate number of the warrants;

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  the securities or other rights for which the warrants are exercisable;

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  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise;

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  the events or conditions under which the amount of securities may be subject to adjustment;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the redemption or call provisions, if any, applicable to the warrants;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the circumstances, if any, that will cause the warrants to be deemed to be automatically exercised;

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  any material risk factors relating to such warrants;

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  if applicable, the identity of the warrant agent; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The relevant prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

        At March 31, 2010, there were no outstanding warrants to purchase any of our securities.

DESCRIPTION OF GUARANTEES

        Some or all of our subsidiaries may issue guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

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  the series of debt securities to which the guarantees apply;

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  whether the guarantees are secured or unsecured;

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  whether the guarantees are senior or subordinate to other guarantees or debt;

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  the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

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  the additional terms of the guarantees.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture. Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

LEGAL MATTERS

        Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

        The consolidated financial statements of Venoco, Inc. as of December 31, 2009 and 2008, and for the years then ended, included in Venoco, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Venoco, Inc.'s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The 2007 consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Estimates of our oil and natural gas reserves and related information included and incorporated by reference in this prospectus have been derived from engineering reports prepared by DeGolyer & MacNaughton. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC. We maintain a link to investor relations information on our website, www.venocoinc.com, where we make available, free of charge, our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also make available on our website copies of the charters of the audit, compensation and corporate governance/nominating committees of our board of directors, our code of business conduct and ethics and our corporate governance guidelines. Stockholders may request a printed copy of these governance materials or any exhibit to this report by writing to the Corporate Secretary, Venoco, Inc., 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900. You may also read and copy any materials we file with the SEC at the SEC's Public Reference Room, which is located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov that contains the documents we file with the SEC. Our website and the information contained on or connected to our website is not incorporated by reference herein and our web address is included as an inactive textual reference only.

        We have filed with the SEC a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act. This prospectus does not contain all of the information set forth in the

Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

        The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

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  our Annual Report on Form 10-K for the year ended December 31, 2009; and

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  the description of our capital stock contained in our Registration Statement on Form S-1, as amended (File No. 333-130478), and incorporated by reference into our Registration Statement on Form 8-A under the Exchange Act filed with the SEC on November 14, 2006.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the initial registration statement of which this prospectus is a part but prior to effectiveness of such registration statement, or subsequent to the date of effectiveness of such registration statement but prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        You may receive a copy of any document incorporated herein by reference (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Venoco, Inc., 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900, Attention: Secretary. Our telephone number is (303) 626-8300.

COMMON STOCK
DEBT SECURITIES
GUARANTEES
PREFERRED STOCK
WARRANTS

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$25,170
New York Stock Exchange listing fee		(1)
Printing expenses(2)	25,000
Legal fees and expenses(2)	50,000
Accounting fees and expenses(2)	50,000
Engineering fees and expenses(2)	10,000
Transfer agent/trustee fees(2)	10,000
Miscellaneous(2)	4,830

Total	$175,000

(1)
The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

(2)
Estimated solely for the purposes of this item. Actual expenses may vary.

        Pursuant to our registration rights agreement with the Marquez Trust, we will pay the expenses incurred in connection with the sale and distribution of the securities being registered, but the selling stockholder will pay the underwriting commissions and fees associated with the sale of its shares in any underwritten offering.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Venoco, Inc. and Whittier Pipeline Corporation are Delaware corporations. Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors or other authorized person that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article 10 of Venoco's certificate of incorporation generally provides that it will indemnify its directors and officers and certain other persons to the extent permitted by the DGCL. In addition, Venoco has entered into an indemnification agreement with each of its directors, and an employment agreement with certain of its officers, pursuant to which Venoco has agreed, in general, to indemnify those persons to the extent permitted by the DGCL.

        Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Venoco maintains policies insuring it and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

        Article VIII of Venoco's certificate of incorporation and Section 10 of Whittier Pipeline Corporation's certificate of incorporation eliminate in certain circumstances the monetary liability of their directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

  •
  for a breach of the director's duty of loyalty to Venoco, Whittier Pipeline Corporation, or their stockholders;

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  for acts or omissions by the director not in good faith;

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  for acts or omissions by the director involving intentional misconduct or a knowing violation of law;

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  under Section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of the DGCL; and

  •
  for any transaction from which the director derived an improper personal benefit.

        In addition, Article XV of Whittier Pipeline Corporation's bylaws generally provide that it will indemnify its directors and officers and certain other persons to the fullest extent permitted by the DGCL.

        TexCal Energy (LP) LLC and TexCal Energy (GP) LLC are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA"), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each of those entities contains indemnification provisions that generally provide that it will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an organizer, member, manager, officer, employee or agent, and may advance to them or reimburse them for expenses incurred in connection therewith.

        As a Texas limited partnership, TexCal Energy South Texas L.P. is subject to the Texas Business Organizations Code ("TBOC"). Section 8.002 of the TBOC provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, (ii) reasonably believed, in cases regarding the person's conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person's conduct was at least not opposed to the partnership's best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 8.105 of the TBOC, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement.

        The limited partnership agreement of TexCal Energy South Texas L.P. contains an indemnification provision that generally provides that it will indemnify any person against any losses, damages, costs, expenses or liabilities to which they may become subject or which they may incur as a result of being or having been an organizer, member, manager, officer, employee or agent and certain other persons, and may advance to them or reimburse them for expenses incurred in connection therewith.

ITEM 16.    EXHIBITS

        See "Exhibit Index."

ITEM 17.    UNDERTAKINGS

        (a)   The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)    If the Registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (ii)   If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

        (b)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   If and when applicable, the Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA Act.

        (e)   The Registrant hereby undertakes, in the event the securities registered pursuant to this registration statement are to be offered at competitive bidding, (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 28, 2010.

VENOCO, INC.
By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Timothy A. Ficker	Chief Financial Officer (Principal Financial Officer)	April 28, 2010
	* Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2010
	* Donna L. Lucas	Director	April 28, 2010
	* J.C. McFarland	Director	April 28, 2010
	* Joel L. Reed	Director	April 28, 2010
	* Mark A. Snell	Director	April 28, 2010
	* M.W. Scoggins	Director	April 28, 2010
	* Richard S. Walker	Director	April 28, 2010
*By:	/s/ TIMOTHY M. MARQUEZ
Timothy M. Marquez, as attorney-in-fact for each of the persons indicated

TEXCAL ENERGY (LP) LLC
By:	Venoco, Inc., Manager
By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Title:	Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Timothy A. Ficker	Chief Financial Officer (Principal Financial Officer)	April 28, 2010
	* Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2010
	* Donna L. Lucas	Director	April 28, 2010
	* J.C. McFarland	Director	April 28, 2010
	* Joel L. Reed	Director	April 28, 2010
	* Mark A. Snell	Director	April 28, 2010
	* M.W. Scoggins	Director	April 28, 2010
	* Richard S. Walker	Director	April 28, 2010
*By:	/s/ TIMOTHY M. MARQUEZ
Timothy M. Marquez, as attorney-in-fact for each of the persons indicated

TEXCAL ENERGY (GP) LLC
By:	Venoco, Inc., Manager
By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Title:	Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Timothy A. Ficker	Chief Financial Officer (Principal Financial Officer)	April 28, 2010
	* Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2010
	* Donna L. Lucas	Director	April 28, 2010
	* J.C. McFarland	Director	April 28, 2010
	* Joel L. Reed	Director	April 28, 2010
	* Mark A. Snell	Director	April 28, 2010
	* M.W. Scoggins	Director	April 28, 2010
	* Richard S. Walker	Director	April 28, 2010
*By:	/s/ TIMOTHY M. MARQUEZ
Timothy M. Marquez, as attorney-in-fact for each of the persons indicated

TEXCAL ENERGY SOUTH TEXAS L.P.
By:	Texcal Energy (GP), LLC, General Partner
By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Title:	Chief Executive Officer (Principal Executive Officer)
By:	Texcal Energy (LP), LLC, General Partner
By:	/s/ TIMOTHY M. MARQUEZ
Name:	Timothy M. Marquez
Title:	Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy A. Ficker	Chief Financial Officer (Principal Financial Officer)	April 28, 2010
* Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2010
* Donna L. Lucas	Director	April 28, 2010
* J.C. McFarland	Director	April 28, 2010
* Joel L. Reed	Director	April 28, 2010
* Mark A. Snell	Director	April 28, 2010
* M.W. Scoggins	Director	April 28, 2010

Signature		Title	Date

* Richard S. Walker		Director	April 28, 2010
*By:	/s/ TIMOTHY M. MARQUEZ
Timothy M. Marquez, as attorney-in-fact for each of the persons indicated

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Timothy M. Marquez, William S. Schneider and Terry L. Anderson, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        VENOCO, INC., for itself and as the Sole Member and Manager of each of TEXCAL ENERGY (LP) LLC, and TEXCAL ENERGY (GP) LLC, and as the General Partner (TEXCAL ENERGY (GP) LLC) and Limited Partner (TEXCAL ENERGY (LP) LLC) of TEXCAL ENERGY SOUTH TEXAS L.P.

Signature	Title	Date
/s/ TIMOTHY M. MARQUEZ Timothy M. Marquez	Chairman and Chief Executive Officer (Principal Executive Officer)	April 28, 2010
/s/ TIMOTHY A. FICKER Timothy A. Ficker	Chief Financial Officer (Principal Financial Officer)	April 28, 2010
/s/ DOUGLAS J. GRIGGS Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2010
/s/ DONNA L. LUCAS Donna L. Lucas	Director	April 28, 2010
/s/ J.C. MCFARLAND J.C. McFarland	Director	April 28, 2010
/s/ JOEL L. REED Joel L. Reed	Director	April 28, 2010

Signature	Title	Date

/s/ M. W. SCOGGINS M. W. Scoggins	Director	April 28, 2010
/s/ MARK A. SNELL Mark A. Snell	Director	April 28, 2010
/s/ RICHARD S. WALKER Richard S. Walker	Director	April 28, 2010

 WHITTIER PIPELINE CORPORATION

        Each person whose signature appears below appoints Timothy M. Marquez, William S. Schneider and Terry L. Anderson, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY M. MARQUEZ Timothy M. Marquez	Chairman and Chief Executive Officer (Principal Executive Officer)	April 28, 2010
/s/ TIMOTHY A. FICKER Timothy A. Ficker	Chief Financial Officer (Principal Financial Officer)	April 28, 2010
/s/ DOUGLAS J. GRIGGS Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2010
/s/ TERRY L. ANDERSON Terry L. Anderson	Director	April 28, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement for Common Stock.(1)
1.2	Form of Underwriting Agreement for Preferred Stock.(1)
1.3	Form of Underwriting Agreement for Debt Securities.(1)
3.1	Restated Certificate of Incorporation of Venoco, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Venoco, Inc. filed on November 17, 2005).
3.2	Amended and Restated Bylaws of Venoco, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Venoco, Inc. filed on September 5, 2008).
4.1
Form of Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 of Venoco, Inc. filed on September 15, 2006).
4.2
Indenture, dated as of October 7, 2009, by and among Venoco, Inc., the Guarantors named therein and U.S. Bank Trust National Association, as Trustee, relating to the 11.50% Senior Notes due 2017 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Venoco, Inc. filed on October 7, 2009).
4.3	Form of Certificate representing Preferred Stock.(1)
4.4	Form of Certificate of Designation of Preferred Stock.(1)
4.5	Form of Common Stock Warrant Agreement and Certificate.(1)
4.6	Form of Preferred Stock Warrant Agreement and Certificate.(1)
4.7	Form of Senior Indenture.(2)
4.8	Form of Senior Debt Security.(1)
4.9	Form of Subordinated Indenture.(2)
4.10	Form of Subordinated Debt Security.(1)
4.11
Third Amended and Restated Credit Agreement, dated as of December 21, 2009, by and among Venoco, Inc., the Guarantors identified therein, the Lenders party thereto, Bank of Montreal, as Administrative Agent, BMO Capital Markets, as Lead Arranger, The Bank of Nova Scotia and The Royal Bank of Scotland PLC, as Co-Syndication Agents and Key Bank National Association and Union Bank, N.A., as Co-Documentation Agents. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Venoco, Inc. filed on December 23, 2009).
4.12
Term Loan Agreement, dated as of May 7, 2007, by and among Venoco, Inc., the Guarantors identified therein, the Lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, UBS Securities LLC, as Syndication Agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Joint Lead Arrangers, Lehman Commercial Paper Inc. and Bank of Montreal, as Co-Documentation Agents, and Lehman Brothers Inc. and BMO Capital Markets Corp., as Co-Arrangers, and First Amendment to Term Loan Agreement, dated as of November 7, 2007 (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K of Venoco, Inc. filed on March 17, 2008).
5.1	Opinion of Davis Graham & Stubbs LLP.(2)
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

Exhibit No.	Description of Exhibit
23.2	Consent of Ernst & Young LLP.(2)
23.3	Consent of Deloitte & Touche LLP.(2)
23.4	Consent of DeGolyer & MacNaughton.(2)
24.1	Power of Attorney.(3)
25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Indenture.(4)
25.2	Form T-1 Statement of Eligibility of Trustee for the Subordinated Indenture.(4)

(1)
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)
Filed with this registration statement.

(3)
Included in this registration statement.

(4)
To be filed on Form 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act.